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                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT

AGREEMENT made and entered into as of February 17, 2004 by and between SEITEL INC., a Delaware corporation (together with its successors and assigns, the "Company"), and RANDALL D. STILLEY (the "Executive").

                               W I T N E S S E T H

WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (this "Agreement") and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the `Parties") agree as follows:

1.  Definitions.

           (a) "Affiliate" of a specified person or entity shall mean a person or entity that directly or indirectly controls, is controlled by, or is under common control with, the person or entity specified.

           (b)   "Base Salary" shall mean the annualized salary provided for in
    Section 4 below.

           (c)   "Board" shall mean the Hoard of Directors of the Company.

           (d)   "Cause" shall mean:

                 (i) willful misconduct or gross negligence by the Executive in the performance of his duties under this Agreement;

                 (ii) breach of a material duty by the Executive in the course of his employment, which, if curable, is not substantially cured within 10 days after Executive's receipt of written notice from the Company;

                 (iii) willful failure by the Executive to perform his duties, if not cured within 10 days after Executive's receipt of written notice from the Company, other than a failure resulting from Executive's incapacity due to physical or mental illness or for the assignment of duties that would constitute Good Reason;

                 (iv) a material violation by the Executive of the Company's Code of Business Conduct; or

                 (v) conviction of the Executive of, or a plea of nolo contrendere to, a felony, or his engagement in other willful misconduct which is materially injurious to the business or reputation of the Company.

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           (e)   "Commencement Date" shall mean February 17, 2004.

           (f)   "Date of Termination" shall mean:

                 (i) if the Executive's employment is terminated by the Company, the date the Company informs the Executive that his employment is so terminated;

                 (ii) if the Executive voluntarily resigns his employment, 30 days after receipt by the Company of written notice that the Executive is terminating his employment (provided, that the Company may accelerate the Date of Termination to an earlier date by providing the Executive with notice of such action, or, alternatively, the Company may place the Executive on paid leave during such period);

                 (iii) if the Executive's employment is terminated by reason of death, the date of death; or

                 (iv) if the Executive resigns his employment for Good Reason, 30 days after receipt by the Company of timely written notice from the Executive in accordance with Section 1(h) below unless the Company cures the event or events giving rise to Good Reason within 30 days after receipt of such written notice,

           (g) "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities for a period of 90 days during any six-month period as determined by a medical doctor selected by the Company and reasonably acceptable to the Executive.

           (h) "Good Reason" shall mean the occurrence of any of the following without the Executive's consent:

                 (i) a material diminution in the Executive's authority, duties or responsibilities as normally-associated with the position of Chief Executive Officer in a company the size and nature of the Company,

                 (ii)  a reduction in the Executive's Base Salary;

                 (iii) a change in reporting structure so that the Executive reports to someone other than the Board or the Chairman of the Board; or ,

                 (iv) the relocation of the Executive's principal place of employment to a location more than 50 miles from his principal place of employment with the Company.

     Anything herein to the contrary notwithstanding, the Executive shall not be entitled to resign for Good Reason unless the Executive gives the Company written notice of the event constituting "Good Reason" within 90 days of the occurrence of such event and the Company fails to cure such event within 30 days after receipt of such notice.

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           (i)   "Initial Term" shall mean the period beginning on the
     Commencement Date and ending at the close of business on the day before the first anniversary of the Commencement Date.

           (j) "Term" shall have the meaning ascribed to such term in Section 2 below.

2.   Team of Employment.

     The term of the Executive's employment hereunder shall begin on the Commencement pate and end at the close of business on the day before the first anniversary of the Commencement Date (the "Initial Term"); provided, however, that the Initial Term shall thereafter be automatically extended for additional one-year periods (together with the Initial Term, the "Term") unless either the Company or the Executive gives the other written notice at least 90 days prior to the then-scheduled expiration of the Team that such Party is electing not to so extend the Term. Notwithstanding the foregoing, the Term shall end on the date on which the Executive's employment is terminated by either Party in accordance with the provisions herein.

3.   Position; Duties and Responsibilities.

     During the Term, the Executive shall be employed as the Chief Executive Officer of the Company and shall be responsible for the general management of the affairs of the Company and shall perform such other duties and responsibilities as reasonably determined by the Board consistent with the duties and responsibilities normally associated with such position in a company the size and nature of the Company. The Executive, in carrying out his duties under this Agreement, shall report to the Board. The Executive shall devote all of his business time, energy and best efforts to the business and affairs of the Company. Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) subject to the reasonable approval of the Board, serving on the boards of directors of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs and
(iii) managing his personal investments and affairs, provided that the activities described in the preceding clauses (i) through (iii) do not interfere with the proper performance of his duties and responsibilities for the Company.

4.   Base Salary.

     During the Term, the Executive shall be paid an annualized Base Salary of $350,000 payable in accordance with the regular payroll practices of the Company. During the Initial Term, the Base Salary shall be fixed and not subject to review by the Board. During the Term that extends beyond the Initial Term, the Base Salary may be increased, but not decreased, from time to time by the Board or its Compensation Committee. The Executive shall not be entitled to any compensation for service as a member of the Board or for service as an officer or member of any board of directors of any Affiliate.

5.   Annual Incentive Awards.

     During the Term, the Executive shall be eligible to participate in the Company's Annual Performance Pay Plan or any successor annual incentive plan approved by the Board or its Compensation Committee. The amount and payment of any award under such plan shall be determined by the Board or its Compensation Committee. For calendar year 2004 only, the Executive shall be entitled to receive an

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annual incentive award of up to 60% of his Base Salary. Any annual incentive award shall be payable when bonuses for the applicable performance period are paid to other senior executives of the Company.

6.   Stock Options.

     At such time as a stock option plan is established after the effective date of the Company's Chapter 11 Plan of Reorganization, the Executive shall be eligible to participate in the plan at a level appropriate to his position with the Company.

7.   Employee Benefit Programs.

     During the Term, the Executive shall be entitled to participate in all employee savings and welfare benefit plans and programs made available to the Company's senior-level executives on a basis no less favorable than provided to other similarly-situated executives, as such plans or programs may be in effect from time to time, including, without limitation, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that maybe sponsored by the Company from time to time.

8.   Reimbursement of Business and Other Expenses; Perquisites; Vacation.

     (a) During the Term, the Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business and entertainment expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy.

     (b) The Executive shall be entitled to perquisites provided other senior-level executives.

     (c)   The Executive shall be entitled to four weeks paid vacation per year.

9.   Termination of Employment.

     (a) Termination Without Cause by the Company or Resignation for Good Reason by the Executive. In the event the Executive's employment is terminated without Cause by the Company (other than upon death or Disability) or the Executive resigns for Good Reason (other than upon death or Disability), and the following bas occurred: (1) the Delaware Bankruptcy Court approves the Company's disclosure statement,(2) the Effective Date occurs, (3) the Board of the Debtor does not exercise any "fiduciary Out" provision of the modified plan,(4) no "Alternative Plan" is proposed by the largest creditor,(5) distribution to holders of claims in accordance with terms of the modified Plan is completed.
(6) the new Board of the reorganized Debtor is in place, the Executive shall be entitled to:

           (i)   Base Salary through the Date of Termination;

           (ii) any unpaid bonus earned with respect to any year preceding the Date of Termination and payable when bonuses for such year are paid to other Company executives;

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            (iii)   twenty-four monthly payments, the fast of which commences on the first monthly anniversary of the Date of Termination and the amount of each of such payment equal to one-twelfth of his Base Salary on the Date of Termination;

            (iv) a prorata bonus for the year in which the Date of Termination occurs (determined by multiplying the amount the Executive would have received had employment continued through the end of such year by a fraction, the numerator of which is the number of days during such year that the Executive is employed by the Company and the denominator of which is 365), payable when bonuses for such fiscal year are paid to other Company executives;

            (v) immediate vesting of all options granted pursuant to Section 6 hereof that are outstanding on the Date of Termination and such options remaining exercisable for two years following the Date of Termination (but not beyond the expiration date of the options);

            (vi) continued participation for six months for the Executive and his eligible dependents in the Company's medical and dental plans in which he and his eligible dependents were participating immediately prior to the Date of Termination;

            (vii) any amounts earned, accrued or owing to the Executive but not yet paid under Section B above; and

            (viii) except as otherwise provided in Section 9(d) below, any additional payment and benefit in accordance with the applicable plans and programs of the Company.

     (b) Termination upon Death or Disability. In the event the Executive's employment is terminated upon death or Disability, the Executive (or his estate or legal representative, as the case may be) shall be entitled to:

            (i)     Base Salary through the Date of Termination;

            (ii) any unpaid bonus earned with respect to any year preceding the Date of Termination and payable when bonuses for such year are paid to other Company executives;

            (iii) a prorata bonus for the year in which the Date of Termination occurs (determined by multiplying the amount the Executive would have received had employment continued through the end of such year by a fraction, the numerator of which is the number of days during such fiscal year that the Executive is employed by the Company and the denominator of which is 365), payable when bonuses for such year are paid to other Company executives;

            (iv) treatment of outstanding options in accordance with the applicable plan and award agreement, provided that the portion of the such options that has vested as of the Date of Termination shall remain exercisable for one year following the Date of Termination;

            (v) any amounts earned, accrued or owing to the Executive but not yet paid under Section 8 above; and

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            (vi)   any additional payment and benefit in accordance with
     applicable plans or programs of the Company.

     (c) Termination by the Company for Cause or a Voluntary Resignation by the Executive. In the event the Company terminates the Executive's employment for Cause or the Executive voluntarily resigns, the Executive shall be entitled to:

            (i)    Base Salary through the Date of Termination;

            (ii) treatment of outstanding equity awards in accordance with the applicable plan and award agreement;

            (iii) any amounts earned, accrued or owing to the Executive but not yet paid under Section 8 above; and

            (iv) any additional payment and benefit in accordance with the applicable plans or programs of the Company.

            (v) A voluntary resignation by the Executive of his employment shall be effective upon 30 days prior written notice by the Executive to the Company, subject to earlier termination by the Company as provided in
     Section 1(f)(ii) above, and, provided such notice is given, shall not be deemed a breach of this Agreement.

     (d) Termination as a result of an Election by Company Not to Extend the Term. In the event the Company elects not to extend the Term pursuant to Section 2 hereof, and the Executive continues to be employed with the Company to the end of the Term, at the end of the Term the Executive shall be entitled to:

            (i)    Base Salary through the Date of Termination;

            (ii) any unpaid bonus earned with respect to any year preceding the Date of Termination and payable when bonuses for such year are paid to other Company executives;

            (iii) treatment of outstanding equity awards in accordance with the applicable plan and award agreement;

            (iv) continued participation for six month for the Executive and his eligible dependents in the Company's medical and dental plans in which he and his eligible dependents were participating immediately prior to the Date of Termination;

            (v) any amounts earned, accrued or owing to the Executive but not yet paid under Section 8 above; and

            (vi) any additional payment and benefit in accordance with the applicable plans or programs of the Company.

     (e) Exclusivity of Benefits: Release of Claims. Any payments provided pursuant to Section 9(a) above shall be in lieu of any salary continuation arrangements under any other severance

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program of the Company. In order to be entitled to the payments, rights and other entitlements in Section 9(a) above, the Executive shall be required to execute and deliver a general release o f claims against the Company in the form provided to him by the Company and not revoke such general release within the applicable revocation period.

     (f) Nature of Payments. Any amounts due under this Section 9 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

     (g) No Mitigation; Termination of Severance. In the event of termination of his employment for any reason, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due to him on account of any remuneration or benefits provided by any subsequent employment he may obtain.

     (h) Resignation. Notwithstanding any other provision of this Agreement, upon the termination of the Executive's employment for any reason, unless otherwise requested by the Board, he shall immediately resign from the Board, from all boards of directors of any Affiliate of the Company of which he may be a member, and as a trustee of, or fiduciary to, any employee benefit plans of the Company or any Affiliate. The Executive hereby agrees to execute any and all documentation of such resignations upon request by the Company, but he shall be treated for all purposes as having so resigned upon termination of his employment, regardless of when or whether he executes any such documentation.

     (i) Excise Tax. n the event that any payment or benefit made or provided to or for the benefit of the Executive in connection with this Agreement or his employment with the Company or the termination thereof (a "Change of Control Payment") is determined to be subject to any excise tax ("Excise Tax") imposed by Section 4999 of the U.S. Internal Revenue Code (or any successor to such section), if it is determined that, on an after-Excise Tax basis. the Executive's economic benefit would be increased if the Company reduced the Change in Control Payments to be provided to the Executive to the extent necessary to avoid the imposition of the Excise Tax, the Company will reduce such Change in Control Payments to the Executive. The determination regarding the Excise Tax will be made by an expert on the issues related to the Excise Tax selected by the Company and approved by the Executive. The same expert will be used for the determination of any other Excise Taxes due relating to a Change in Control for any other employee.

10.  Confidentiality, Assignment of Rights.

     (a) During the Term and thereafter, other than in the ordinary course of performing his duties for the Company or as required in connection with providing any cooperation to the Company pursuant to Section 13 below, the Executive agrees that he shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company or any Affiliate of the Company, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which he acquires during the course of his employment, including, but not limited to, records kept in the ordinary course of business, except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent or actual jurisdiction to order him to divulge, disclose or make-accessible such information. In the event the Executive is requested to disclose information as contemplated in the preceding sentence, the Executive agrees, unless otherwise prohibited

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by law, to give the Company's General Counsel prompt written notice of any request for disclosure in advance of the Executive making such disclosure in order to permit the Company a reasonable opportunity to challenge such disclosure. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to the Executive; or (ii) becomes known to the public subsequent to disclosure by the Executive through no wrongful act of the Executive or any representative of the Executive,

     (b) The Executive hereby sells, assigns and transfers to the Company all of his right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the "rights") which during the course of his employment are made or conceived by him, alone or with others, and which are within or arise out of any general field of the Company's business or arise out of any work he performs, or information he receives regarding the business of the Company, while employed by the Company. The Executive shall fully disclose to the Company as promptly as available all information known or possessed by him concerning the rights referred to in the preceding sentence, and upon request by the Company and without any further remuneration in any form to him by the Company, but at the expense of the Company, execute all applications for patents and for copyright registration, assignments thereof and other instruments and do all things which the Company may deem necessary to vest and maintain in it the entire right, title and interest in and to all such rights,

     (c) Except as otherwise may be required by law, the Executive agrees that at the time of the termination of employment, whether at the instance o f the Executive or the Company, and regardless of the reasons therefore, he will deliver to the Company, and not keep or deliver to anyone else, any and all notes, files, memoranda, papers and, in general, any and all physical matter and computer files containing information, including any and all documents relating to the conduct of the business of the Company or any of its Affiliates which are in his possession or control, except for (i) any documents for which the Company has given written consent to removal at the time of termination of the Executive's employment and (ii) any information the Executive reasonably believes maybe necessary for his tax purposes.

11.  Non-Competition. Non-Solicitation.

     (a) During the Term and for 12 months following the Date of Termination, the Executive agrees that he shall not, other than in the ordinary course of performing his duties hereunder or as agreed by the Company in writing, engage in a "Competitive Business," directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any relationship or capacity, in any geographic location in which the Company or any of its Affiliates is engaged in business. The Executive shall not be deemed to be in violation of this Section 11(a) by reason of the fact that he owns or acquires, solely as an investment, up to two percent (2%) of the outstanding equity securities (measured by value) of any entity. Notwithstanding the foregoing, with respect to an entity which is engaged in both a Competitive Business and anon-Competitive Business, the Executive may provide services to the non-Competitive Business provided the Executive does not render any services or advice, directly or indirectly, to the Competitive Business.

     "Competitive Business" shall mean seismic industry.

     (b) The Executive agrees that for a period of 12 months following the Date of

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Termination, he will not, without the prior written consent of the Company, directly or indirectly, hire any employee of the Company or any of its Affiliates, or knowingly solicit or encourage any employee to leave the employ of the Company or its Affiliates, as the case may be.

     (c) The Executive agrees that for a period of 12 months following the bate of Termination, he will not, without the prior written consent of the Company, knowingly solicit or encourage any customer of the Company or any of its Affiliates to reduce or cease its business with the Company or any such Affiliate or otherwise knowingly interfere with the relationship of the Company or any Affiliate with its customers.

12.  Injunctive and Other Relief.

     The Executive expressly agrees and acknowledges any breach or threatened breach of any obligation under Section 10 or Section 11 above will cause the Company irreparable harm for which there is no adequate remedy at law, and as a result of this the Company shall be entitled to the issuance by a court of competent jurisdiction of an injunction, restraining order or other equitable relief in favor of itself, without the necessity of posting a bond, restraining the Executive from committing or continuing to commit any such violation.

13.  Cooperation.

     Following the Date of Termination, upon reasonable request by the Company, the Executive shall cooperate with the Company with respect to any litigation or other dispute relating to any matter in which he was involved or had knowledge during his employment with the Company. The Company shall reimburse the Executive for all reasonable out-of-pocket costs, such as travel, hotel and meal expenses, incurred by the Executive in providing any cooperation pursuant to this Section 13.

14.  The Executive's Representations.

     The Executive represents and warrants that he will not use or disclose any confidential or proprietary information of any prior employer in the course of performing his duties for the Company or any of its Affiliates.

15.  Assignability; Binding Nature.

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. For purposes of this Section 15, a successor to the Company shall be limited to an entity which shall have acquired substantially all of the business and/or assets of the Company and shall have expressly assumed (whether by agreement or operation of law) and agreed to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will, operation of law or in accordance with Section 21 below.

16.  Entire Agreement.

     This Agreement contains the entire understanding and agreement between the Parties concerning

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the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto. In the event of any inconsistency between any provision of this Agreement and any other provision of any other plan, policy or program of, or other agreement with, the Company, the provisions of this Agreement shall control

17.  Amendment or Waiver.

     No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Party against whom it is being enforced (either the Executive or an authorized officer of the Company, as the case may be).

18.  Severability.

     In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall b e unaffected thereby and shall remain in full force and effect to the .fullest extent permitted by law.

19.  Survivorship.

     The respective rights and obligations of the Parties hereunder, including, without limitation, Section 9 (termination of employment), Section 10 (confidentiality, assignment of rights), Section 11 (non-competition; non solicitation), Section 12 (injunctive and other relief), Section 13 (cooperation), Section 20 (indemnification and liability insurance) and Section 23 (resolution of disputes), shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

20.  Indemnification and Liability Insurance.

     The Company hereby agrees to indemnify the Executive and hold him harmless, both during the Term and thereafter, to the fullest extent permitted by law and under the by-laws of the Company against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorneys' fees), losses, and damages resulting from, the Executive's good faith performance of his duties as an officer or director of the Company.

     The Company shall use commercially reasonable efforts to obtain and maintain directors' and officers' liability insurance and to cover the Executive under such insurance both during and, while potential liability exists, after the Term in the same amount and to the same extent as the Company covers its other officers and directors.

21.  Beneficiaries/References.

     The Executive shall be entitled, to the extent permitted under applicable plans, agreements or law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this

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     Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

22.  Governing Law.

     This Agreement shall be governed by and construed and interpreted in accordance with the laws of Texas without reference to principles of conflicts of law, provided, however, that Federal law shall apply to the interpretation or enforcement of Section 23 below.

23.  Resolution of Disputes.

     Except as otherwise provided in Section 12 above, any dispute arising under or relating to this Agreement shall be resolved through the Company Dispute Resolution Plan and the Federal Arbitration Act.

24.  Notices.

     Any notice given to a Party shall be in writing and shall be deemed to have been given (i) when delivered personally, (ii) three days after being sent by certified or registered mail, postage prepaid, return receipt requested or (iii) two days after being sent by overnight courier (provided that a written acknowledgement of receipt is obtained by the overnight courier), with any such notice duly addressed to the Party concerned at the address indicated below or to such other address as such Party may subsequently give such notice of in accordance with this Section 24:

     If to the Company:    Seitel Inc.
                           10811 S. Westview Circle
                           Houston, Texas 77043
                           Attention: General Counsel

     If to the Executive:  Randall D. Stilley
                           2232 Stanmore Drive
                           Houston, TX 77019

25.  Withholding.

     The Company may withhold from any and all amounts payable under this Agreement such federal, state, and local taxes as may be required to be withheld pursuant to applicable law or regulation.

26.  Headings.

     The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

27.  Counterparts.

     This Agreement may be executed in two or more counterparts.

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28.  Approval of Bankruptcy Court

     Notwithstanding anything herein to the contrary, this Agreement shall not become effective unless and until it is approved by the U.S. Bankruptcy Court in which the Chapter 11 proceedings of the Company are pending.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SEITEL INC.                                        THE EXECUTIVE

By: /s/ Fred Zeidman                               By:  /s/ Randall D. Stilley
  -----------------------------------------            -----------------------
Title: Chairman of the Board of Directors

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